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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                               ------------------

                                 CURRENT REPORT
                  Filed Pursuant to Section 13 or 15(d) of the
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report: January 29, 1999                                Commission File
                                                                Number 0-15495

                              MESA AIR GROUP, INC.
                        -------------------------------
              Exact Name of Registrant as Specified in Its Charter

            Nevada                                               85-0302351
-------------------------------                               ----------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

410 North 44th Street, Suite 700, Phoenix, Arizona                 85008
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code:      (602) 685-4000

  Item 5.      Other Events.

Mesa Air Group, Inc. (the "Company") entered into a Merger Agreement, dated as of January 28, 1999, with Mesa Merger Corporation ("Sub"), a wholly owned subsidiary of the Company, and CCAIR, INC., a Delaware corporation ("CCAIR"), providing for the merger of Sub with and into CCAIR (the "Merger"), with CCAIR remaining as a wholly owned subsidiary of the Company.

Under the terms of the Merger Agreement, upon consummation of the Merger each outstanding share of CCAIR Common Stock will be converted into the right to receive a fraction of a share of Common Stock, no par value per share ("Mesa Air Common Stock"), of Mesa Air as calculated pursuant to the Merger Agreement.

The consummation of the Merger is subject to regulatory approval of the CCAIR stockholders, and certain other conditions, all as set forth in the Merger Agreement. The issuance of shares of Mesa Air Common Stock in the Merger also is subject to the approval of the Mesa Air shareholders. The Merger Agreement contemplates that the Merger will be accounted for as a pooling of interests.

The Merger is described in a press release of the Company, which is attached hereto as an exhibit and incorporated herein by reference.

  Item 7.      Financial Statements and Exhibits.

    Exhibit No.              Description                     Reference
     --------                 ---------                       -------
       99.1      Press Release dated February 1, 1999      Filed herewith
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                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       MESA AIR GROUP, INC.


                                       /s/ Jonathan G. Ornstein
                                       ------------------------
Date: February 1, 1999                     Jonathan G. Ornstein

                                       President and Chief Executive
                                       Officer

Internet Address: www.mesa-air.com
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                             Exhibit Index

    Exhibit No.              Description                     Reference
     --------                 ---------                       -------
       99.1      Press Release dated January 29, 1999      Filed herewith